ASSET PURCHASE AGREEMENT

                                     BETWEEN

                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

                                       AND

                                  DONG HUA YANG

                                   DATED AS OF

                                  JUNE 8, 2007

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INDEX OF SCHEDULES AND EXHIBITS

 Exhibits:

A. Form of Promissory Note Schedules:

1. Dong Ying City Liu Hu Area Asset Checklist

2. Leased Property Description

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This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of June 8,
2007 (the "Effective Date") and comes into effect on the same day by and between the following two Parties:

(1) SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED, a company validly existing under the laws of China ("SCHC"), a subsidiary of Gulf Resources, Inc.("GUFR"); and

(2) DONG HUA YANG, ("YANG"), an individual resident of China who owns private land located in the Dong Ying City Liu Hu Area.

WHEREAS: YANG wishes to sell, transfer and convey certain assets to SCHC, and SCHC wishes to purchase and acquire the same from YANG.


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

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, SCHC, and YANG, both have reached an AGREEMENT reciprocally as follows:

1. CERTAIN DEFINITIONS

"Ordinary Course of Business" shall mean an action taken by YANG if such action is taken in normal operation, consistent with past practices.

"Closing" The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at SCHC's offices, on or before June 8, 2007 and in no event later than June 8, 2007 (the "Closing Date").

"GUFR" shall mean Gulf Resources, Inc., a Delaware corporation and parent of SCHC.

"GUFR Common Stock" shall mean the common stock of GUFR.

"Person" shall mean any individual, entity or governmental body.

"Pre-Closing Period" shall mean the period commencing as of the date of the Agreement and ending on the Closing Date.

2. TRANSFER OF THE ASSETS

2.1 YANG agrees that, upon the Closing, he will sell, transfer and deliver unto SCHC, its successors and assigns forever, by duly executed deed(s), bills of sale, assignment(s) or other instrument(s) of conveyance, for the consideration hereinafter provided, all of YANG's right, title and interest in and to all assets owned by YANG located at the Dong Ying City Liu Hu Area, including, but not limited to, machinery, equipment, inventory (raw materials, work-in-progress and finished goods), and any warranties associated therewith; said assets to be limited to those listed and described on Schedule 1 attached hereto and incorporated herein by reference (the "Purchased Assets"). In addition to the Purchased Assets, YANG agrees at Closing to convey to SCHC certain leased property described in Schedule 2 attached hereto (the "Leased Property") and to execute and deliver such instruments of transfer and conveyance to effect the transfer of ownership of the Leased Property from YANG to SCHC.

2.2 As full consideration for the sale, assignment, transfer and delivery of Purchased Assets and the Leased Property to SCHC, and upon the terms and subject to all of the conditions contained herein, (a) GUFR shall issue to YANG the Purchase Price Shares (as hereinafter defined) within 45 days after the Closing and (b) SCHC shall pay to YANG the sum of $4,575,761 in cash or readily available funds within 5 days after the Closing. At Closing, SCHC shall issue to YANG a promissory note in the principal amount of $889,005 in the form attached hereto as Exhibit A. The parties understand and acknowledge that the total purchase price for the Purchased Assets and the Leased Property is $6,667,538 (the "Purchase Price") and that the Purchase Price is based upon an approximate valuation of the Dong Ying City Liu Hu Area at $6,667,538. The number of "Purchase Price Shares" shall be equal to the result obtained by dividing


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

$941,300 by the average closing price of GUFR Common Stock (the "Market Price") as quoted by the OTC Bulletin Board during the 15 trading days immediately preceding the Closing Date. The parties hereby agree that the Market Price is $2.297 and that the number of Purchase Price Shares to be issued pursuant hereto is 409,795.

2.3 As a result of Agreement, the Purchased Assets including, without limitation, annual estimated bromine production capacity of 4,000 tons, buildings, equipment, wells, pipelines, and power circuits will be owned by SCHC; provided, however, that any and all debts, obligations and liabilities of YANG relating to the Purchased Assets and the Leased Property are specifically excluded.

2.4 YANG covenants that the $653,680 lease payment due under the 50-year land lease for the Leased Property has been paid-off. Any economic losses or legal disputes relating to the ownership of the Leased Property, whether arising prior to or after the transfer of ownership of the Leased Property from YANG to SCHC, will be YANG's full responsibility.

2.5 Upon execution of this Agreement by each of SCHC and YANG, SCHC shall deliver to YANG a security deposit of $261,472 (the "Security Deposit"), to be held in escrow by YANG pending the Closing. At Closing the Security Deposit shall be released to YANG, and shall be applied to the Purchase Price due by SCHC at Closing. If the transactions contemplated hereunder are not consummated by the Closing Date, this Agreement shall terminate, and each party shall have no further obligation to the other party, except that YANG shall return the Security Deposit to SCHC within 30 days, provided, however, that YANG shall be entitled to retain the Security Deposit if the transactions contemplated hereunder are not consummated due to the material default or breach on the part of SCHC.

2.6 Three days after the Effective Date, SCHC and YANG will both establish an asset assessment team to assess all of the Purchased Assets and the Leased Property for transfer and conveyance to SCHC.

3. REPRESENTATIONS AND WARRANTIES

3.1 YANG represents and warrants to SCHC the following:

(a) Authority. YANG has the power and authority to execute and deliver this Agreement and to perform his obligations hereunder, and to consummate the transactions hereby, and upon the execution and delivery of the instruments and documents specified herein, no further action will be required of YANG to vest legal title to and possession of the Purchased Assets and the Leased Property in the Purchaser, its successors and assigns forever.

(b) Title to Assets. YANG has good and marketable title to the Purchased Assets and the Leased Property, free and clear of liens or encumbrances of any kind and no person, firm or corporation has any undisclosed adverse interest therein.

(c) Condition of Purchased Assets. The Purchased Assets are in operating condition and repair, ordinary wear and tear excepted, and are suitable for continued use by SCHC in the production of bromine. The material buildings,


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

plants, machinery and equipment necessary of in connection with the production of bromine located on the Leased Property as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put or would be put in the Ordinary Course of Business, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

(d) Disclosure. No representation or warranty by YANG contained in this Agreement or any written statement furnished to SCHC pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statement contained herein true and not misleading.

(e) Reliance. The foregoing representations and warranties have been made by YANG with the knowledge and expectation that SCHC is placing reliance thereon, and all such representations and warranties shall survive the Closing for a period of one (1) year.

3.2 Each of SCHC and YANG represents and warrants respectively to the other as follows:

(a) Each of SCHC and YANG warrants that has taken all necessary actions for the execution and performance of this Agreement.

(b) The performance of the transaction contemplated hereunder is not subject to the consent, approval or order of any governmental authorities or any other third parties, nor is it subject to any conditions precedent as registration with, qualification verification by or document delivery to any governmental authorities or any other third parties.

4. INDEMNIFICATION

4.1 YANG agrees to indemnify, hold harmless and reimburse the Purchaser at all times after the Closing, against and with respect to:

(a) any damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement on the part of YANG made in this Agreement, any other agreement or instrument delivered by YANG at the Closing;

(b) any damages or claims asserted against the Purchaser on account of any liability of YANG in connection with his ownership of the Purchased Assets and the Leased Property ; and

(c) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

5. MISCELLANEOUS PROVISIONS.

5.1 No Assumption of Liabilities. Except as specifically set forth in this Agreement, nothing in this Agreement shall be construed to impose upon SCHC the assumption of any claim against or liability or obligation of YANG, arising out of his business, or the use, operation or possession of the Purchased Assets, through the Closing, or thereafter.


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

5.2 Books and Records. Those books and records reasonably deemed primarily to relate to the Purchased Assets and maintained separately from the other records of YANG shall be delivered to and become the property of SCHC.

5.3 Expenses of Negotiation and Transfer. Each party to this Agreement shall pay its own expenses and other costs incidental to or resulting from this Agreement, whether or not the transactions contemplated hereby are consummated.

5.4 Entire Agreement. This Agreement, along with the documents and agreements to be executed in connection herewith, constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those listed in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

5.5 Binding Effect. All of the covenants, conditions, agreements and undertakings set forth in this Agreement shall extend to and be binding upon YANG and SCHC and their respective successors and assigns.

5.6 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties

5.7 Headings. Headings as to the contents of particular Sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Sections to which they refer.

5.8 Exhibits and Schedules. The Exhibits and Schedules (and any appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

5.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together will constitute an integral party of this Agreement.


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

IN WITNESS HEREOF, SCHC and YANG have caused this Agreement to be executed by their duly authorized representatives as of the date first hereinabove mentioned.


SCHC: SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

Signed by: /s/ Ming Yang
           ---------------------------------
Name:      Ming Yang
Position:  CEO


YANG: Sole owner of Dong Ying City Liu Hu Area

Signed by: /s/ Dong Hua Yang
           ---------------------------------
Name:      Dong Hua Yang


As to Section 2.2(a) only:

AGREED as of the date first above written:


GUFR: GULF RESOURCES, INC.

Signed by: /s/ Ming Yang
           ---------------------------------
Name:      Ming Yang
Position:  CEO


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

Schedule 1

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Dong Ying City Liu Hu Area Asset checklist

Checked Time               Fixed Asset                       Unit                              Quantity

May/9/2007                 Bromine Area                      Acre                              2317.85
May/9/2007                 Plant                             6,500 square meter                1
May/9/2007                 Garage                                                              1
May/9/2007                 Boiler                            0.2 ton                           1
May/9/2007                 Underwater pump                                                     23
May/9/2007                 Power cable                                                         275 meter
May/9/2007                 Water container                   4.5 square meter                  1
May/9/2007                 Generator                                                           1
May/9/2007                 Stove                                                               1
May/9/2007                 PVC pipe                                                            650 meter
May/9/2007                 Vaporizer                                                           2
May/9/2007                 Stove Operating Room                                                1
May/9/2007                 Shower Room                                                         1
May/9/2007                 Sulfur stove                                                        1
May/9/2007                 Washing Tower                                                       1
May/9/2007                 Precipitation Cylinder                                              1
May/9/2007                 Water Pump                                                          1
May/9/2007                 sulfuric acid container           15 cubic meter                    1
May/9/2007                 Liquid Chlorine cylinder                                            20
May/9/2007                 brimstone storage                                                   3
May/9/2007                 Control Room                                                        1
May/9/2007                 Laboratory                                                          1
May/9/2007                 Blowing Tower                                                       1
May/9/2007                 Receiving Tower                                                     1
May/9/2007                 Motor                                                               1
May/9/2007                 Brine Pool                        10,000 cubic meter                1
May/9/2007                 High-Voltage wire set                                               1
May/9/2007                 Bromine well                                                        405
May/9/2007                 convey trench                                                       8,730meter

                           Raw Material

May/9/2007                 Sulfuric Acid                     ton                               8.2
May/9/2007                 Brimstone                         ton                               17.45
May/9/2007                 Coal                              ton                               30.15
May/9/2007                 Liquid Chlorine                   ton                               13.00
---------------------------------------------------------------------------------------------------------

Checker:Min Li                                               Owner:Dong Hua Yang


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

Schedule 2
Leased Property Description

Dong Ying City Liu Hu Area

Area: 2317.85 Acre
Lease Period: 50 years (April/30/2003-April/29/2052)
Lease Payment: (Annual Rent of $5.64/ Acre, totaled $653,680)
Payment terms: One-time payment paid off by YANG.
Ownership: The properties and mining rights of the lands above and underground 120 meters are belonged to owner.


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

EXHIBIT A
FORM OF PROMISSORY NOTE

SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED

PROMISSORY NOTE

                NO.  1                     $                              , 2007
                    ---                     ----              ------------

FOR VALUE RECEIVED, the undersigned, Shouguang City Haoyuan Chemical Company Limited, a company of limited liabilities incorporated and validly existing under the laws of China (the "Maker"), hereby promises to pay to the order of Dong Hua Yang (the "Payee"), the principal amount of _____$__________, all in accordance with the provisions of this Promissory Note.

1. Payment of Principal. The full amount of the principal shall be due and payable on or before __________________ (the "Maturity Date").

2. No Interest. Under no circumstances shall interest accrue or be charged on the unpaid principal balance of this Promissory Note.

3. Method of Payment. Payments hereunder shall be in lawful money of the United States and shall be made to Payee at the following address or at such other place as Payee may designate to Maker in writing: c/o __ Wo Pu Town, Qing He Oil Extraction Plant 2nd Living District, Shouguang City, Shandong Province, China.

4. Unconditional Payment Obligation. No provision of this Promissory Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of this security deposit at the time and place and in the currency herein prescribed.

5. Governing Law. This promissory note shall be construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules.

6. Notices. All notices, requests, demands and other communications with respect to this security deposit shall be given in person or forwarded by mail, postage prepaid, registered or certified mail, with return receipt requested, addressed to the party's address. Any notice, request, demand or communication shall be deemed validly given and received upon delivery if given in person, and on the 5th business day after deposit in the mail if given by mail as provided for in the preceding sentence.


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IN WITNESS WHEREOF, the Maker has executed and delivered this Promissory Note
effective as of         , 2007.

                                 SHOUGUANG CITY HAOYUAN CHEMICAL COMPANY LIMITED


                                 By: ___________________________
                                 Ming Yang
                                 Chief Executive Officer


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